                                          Registration Statement No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                           --------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                           --------------------------

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY
             (Exact Name of Registrant as Specified in its Charter)

        Rhode Island                                            05-03444399
        (State or other jurisdiction of         (IRS Employer Identification No.)
         incorporation or organization)

                     75 Hammond Street, Worcester, MA 01610
                          (Address, including zip code
                         of Principal Executive Offices)

         Providence and Worcester Railroad Company All Star/Anniversary
                              Safety Incentive Plan
                            (Full Title of the Plan)

                              Mary A. Tanona, Esq.
                          Secretary and General Counsel
                        Providence and Worcester Railroad
                                75 Hammond Street
                               Worcester, MA 01610
                                 (508) 755-4000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            Margaret D. Farrell, Esq.
                          Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                              Providence, RI 02903
                                 (401) 274-2000
                                 ---------------

      ====================================================================
                       CALCULATION OF REGISTRATION FEE
      ====================================================================
Title of                                   Proposed               Proposed
securities               Amount            maximum                maximum                 Amount of
to be                    to be             offering price         aggregate               registration
registered               registered        per share(1)           offering price          fee
--------------------------------------------------------------------------------------------------------
Common Stock             25,000            $14.125                 $353,125                $41.56
(par value
$0.01)
--------------------------------------------------------------------------------------------------------

(1)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(h)  based on the average of the high and low prices of the Registrant's Common Stock, $14.25 and $14.00 respectively,  reported by
     The American Stock Exchange on August 12, 2005.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.

     Not required to be filed with the Securities and Exchange  Commission  (the
"Commission").

Item 2.       Registrant Information and Employee Plan Annual Information.

              Not required to be filed with the Commission.

     Note:  The documents  containing the  information  specified in this Part I will be sent or given to Plan participants as specified by Rule 428(b)(1).  Such documents  need  not be  filed  with  the  Commission  either  as  part  of this registration  statement or as prospectuses or prospectus supplements pursuant to
Rule 424. These  documents and the documents  incorporated  by reference in this registration  statement  pursuant  to  Item 3 of Part  II of  this  Form,  taken together,  constitute a prospectus that meets the  requirements of Section 10(a)
of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents,  which have been filed by Providence and Worcester
Railroad  Company,  a Rhode  Island  corporation  (the  "Registrant")  with  the
Securities and Exchange  Commission  (the  "Commission"),  are  incorporated  by reference herein and shall be deemed to be a part hereof:

     (a)  The   description  of  Common  Stock  included  in  the   Registrant's
          Registration  Statement on Form S-1 (Registration No. 333-62229) filed with the Commission on August 25, 1998.

     (b)  The Annual  Report of the  Registrant on Form 10-K for the fiscal year ended December 31, 2004.

     (c)  The Registrant's  Definitive Proxy Statement filed with the Commission on March 28, 2005 in connection with the  Registrant's  Annual Meeting of Shareholders held on April 27, 2005.

     (d)  The  Registrant's  Quarterly Report on Form 10-Q for the quarter ended
          June 30, 2005.

     (e)  The  Registrant's  Quarterly Report on Form 10-Q for the quarter ended
          March 31, 2005.

     (f)  The Registrant's Current Reports on Form 8-K filed with the Commission on April 19, 2005 and June 21, 2005.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the  Exchange  Act after the end of the fiscal year ended  December
31, 2004 and prior to the date of the  termination of the offering of the Common
Stock offered hereby shall be deemed to be  incorporated  by reference into this registration  statement  and to be a part hereof from the date of filing of such documents.  Any  statement  contained  herein or in a document  incorporated  or deemed to be incorporated by reference  herein shall be deemed to be modified or superseded  for  purposes of this  registration  statement  to the extent that a statement  contained  herein  or in any  document  which is or is  deemed  to be incorporated by reference  herein  modifies or supersedes  such  statement.  Any statement so modified or superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of this registration statement.

     The  Registrant  will  provide  without  charge  to each  person  to whom a
Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such  documents).  Written  requests should be directed to Mary
Tanona,  Secretary  and  General  Counsel,  Providence  and  Worcester  Railroad
Company, 75 Hammond Street, Worcester, MA 01610.

Item 4. Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article SIXTH of the  Registrant's  Charter  provides that a director shall not be liable to the Registrant or its shareholders for breach of fiduciary duty as a director,  other than  liability for (a) breach of the  director's  duty of loyalty to the Registrant or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c)
unlawful payment of a dividend or unlawful stock purchase or redemption,  or (d)
any transaction from which the director derived an improper personal benefit.

     Section  7-7.2-801 of the Rhode Island Business  Corporation Act authorizes indemnification of directors and officers of Rhode Island corporations.  Article
XI of the Registrant's  By-laws (i) authorizes the  indemnification of directors and officers (the  "Indemnified  Person") under specified  circumstances  to the fullest extent authorized,  (ii) provides for the advancement of expenses to the
Indemnified  Persons for  defending  any  proceedings  related to the  specified circumstances  and (iii) gives the  Indemnified  Persons the right to bring suit against the Registrant to enforce the foregoing  rights to  indemnification  and advancement of expenses.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

        The Index to Exhibits to this Registration Statement is incorporated herein by reference.

Item 9. Undertakings.

1.   Rule 415 offering. The undersigned Registrant hereby undertakes:

     a.   To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i.   To include any  prospectus  required  by Section  10(a)(3) of the
               Securities Act;

          ii.  To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement (or the most recent post-effective  amendment thereof) which,  individually or
               in  the  aggregate,   represent  a  fundamental   change  in  the
               information set forth in the registration statement; and

          iii. To include any material  information  with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement  or any  material  change  to such  information  in the
               registration  statement;   PROVIDED,   HOWEVER,  that  paragraphs
               (a)(1)(i)  and  (a)(1)(ii)  do  not  apply  if  the  registration statement  is on  Form  S-3,  Form  S-8  or  Form  F-3,  and  the
               information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant  pursuant to Section 13 or 15(d) of the  Exchange  Act that are incorporated by reference in the registration statement.

     b.   That,  for the purpose of determining  liability  under the Securities
          Act, each such  post-effective  amendment  shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     c.   To remove from registration by means of a post-effective amendment any of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

2.   Filings incorporating  subsequent Exchange Act documents by reference.  The undersigned  Registrant hereby undertakes that, for purposes of determining any liability  under the  Securities  Act, each filing of the  Registrant's annual report  pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where  applicable,  each filing of an employee benefit plan's annual report pursuant to Section  15(d) of the  Exchange  Act) that is  incorporated  by reference  in  the  registration  statement  shall  be  deemed  to be a new registration  statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial
     BONA FIDE offering thereof.

3.   Incorporated  annual and  quarterly  reports.  The  undersigned  registrant hereby  undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the  prospectus is sent or given,  the latest annual report  to  security  holders  that is  incorporated  by  reference  in the prospectus and furnished  pursuant to and meeting the  requirements of Rule
     14a-3 or Rule 14c-3 under the Exchange  Act; and,  where interim  financial information  required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus,  to deliver,  or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4.   Requests  for  acceleration  of  effective  date or filing of  registration statement on Form S-8. Insofar as indemnification  for liabilities  arising under the  Securities  Act may be  permitted  to  directors,  officers  and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise,  the  Registrant  has been advised that in the opinion of the
     Commission  such  indemnification  is against public policy as expressed in the Securities Act and is,  therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the Registrant for expenses  incurred or paid by a director,  officer or controlling  person of the  Registrant  in the  successful  defense  of any action,  suit or  proceeding)  is  asserted  by such  director,  officer or controlling person in connection with the securities being registered,  the
     Registrant  will,  unless in the opinion of its counsel the matter has been settled  by  controlling  precedent,  submit  to  a  court  of  appropriate jurisdiction  the question  whether such  indemnification  by it is against public  policy as expressed in the  Securities  Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on the 27th
day of July, 2005.

                                       Providence and Worcester Railroad Company

                                      By: /s/ Robert H. Eder
                                        -------------------------------------------
                                              Robert H. Eder
                                              Chief Executive Officer

                                POWER OF ATTORNEY

     We, the  undersigned  officers and  directors of  Providence  and Worcester
Railroad Company, in the City of Worcester, Commonwealth of Massachusetts hereby severally  constitute  and appoint  Robert H. Eder our true and lawful  attorney with  full  power  of  substitution  to  sign  for us and  in our  names  in the capacities  indicated  below,  the  Registration  Statement  on Form  S-8  filed herewith and any and all  pre-effective  and  post-effective  amendments to said
Registration Statement,  and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable  Providence and
Worcester  Railroad  Company to comply with the provisions of the Securities Act of 1933,  as  amended,  and all  requirements  of the  Securities  and  Exchange
Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys,  or any one of them, to said  Registration  Statement and all amendments thereto.

     Pursuant to the  requirements  of the  Securities  Act of 1933, as amended, this  registration  statement  has been signed by the  following  persons in the capacities and on the dates indicated:

Signature                                            Title                                  Date
---------                                             ----                                  ----

/s/ Robert H. Eder                    Chief Executive Officer and Chairman              July 27, 2005
--------------------------
Robert H. Eder
                                         (Principal Executive Officer)

/s/ Orville R. Harrold               President, Chief Operating Officer and             July 27, 2005
--------------------------
Orville R. Harrold                                  Director

/s/ Richard W. Anderson                             Director                            July 27, 2005
---------------------------
Richard W. Anderson

/s/ John J. Healy                                   Director                            July 27, 2005
---------------------------
John J. Healy

/s/ Frank W. Barrett                                Director                            July 27, 2005
---------------------------
Frank W. Barrett

/s/ J. Joseph Garrahy                               Director                            July 27, 2005
---------------------------
J. Joseph Garrahy

/s/ James C. Garvey                                 Director                            July 27, 2005
---------------------------
James C. Garvey

/s/ Charles M. McCollam, Jr                         Director                            July 27, 2005
---------------------------
Charles M. McCollam, Jr.

/s/ Craig M. Scott                                  Director                            July 27, 2005
----------------------------
Craig M. Scott

                                  EXHIBIT INDEX

Exhibit
Number                                      Description
------                                      -----------

4.1        Restated Charter (filed as Exhibit 3.1 to Form S-1 Registration Statement No. 333-46433 and by
           this reference incorporated herein).

4.2        By-laws, as amended (filed as Exhibit 4.2 to Form S-8 Registration Statement No. 333-02975 and
           by this reference incorporated herein).

4.3        All Star/Anniversary Safety Incentive Plan of Providence and Worcester Railroad Company.

4.4        First Amendment to All Star/Anniversary Safety Incentive Plan of Providence and Worcester Railroad Company

5.1        Opinion of Hinckley, Allen & Snyder LLP.

23.1       Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5.1).

23.2       Consent of Deloitte & Touche LLP.

24.1       Power of Attorney (see page 6).